UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 24, 2021

Mistras Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34481	22-3341267
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

195 Clarksville Road
Princeton Junction,	New Jersey	08550
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (609) 716-4000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d 2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	MG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders

The Company held its 2021 annual shareholders meeting on May 24, 2021. Shareholders elected the eight nominees to the Board of Directors for one-year terms, ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2021 and approved on an advisory basis the Company’s executive compensation programs. These were the only matters voted upon at the meeting. The voting results are as follows.

1. The eight nominees for election to the Board of Directors were elected based upon the following votes:

Nominee	Votes For	Withheld	Broker Non Votes
Dennis Bertolotti	22,986,879	462,839	2,721,536
Nicholas DeBenedictis	23,274,346	175,372	2,721,536
James J. Forese	22,800,731	648,987	2,721,536
Richard H. Glanton	20,969,784	2,479,934	2,721,536
Michelle J. Lohmeier	23,134,589	315,129	2,721,536
Charles Pizzi	23,332.808	116,910	2,721,536
Manuel N. Stamatakis	20,577,572	2,872,146	2,721,536
Sotirios J. Vahaviolos	22,614,336	835,382	2,721,536

2. The appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2021 was ratified based upon the following votes:

Number of Votes
Votes for approval	25,965,696
Votes against	191,692
Abstentions	13,866

There were no broker non-votes for this item.

3. The advisory vote on the Company’s executive compensation was approved based upon the following votes:

Number of Votes
Votes for approval	22,872,391
Votes against	437,298
Abstentions	185,029
Broker Non-votes	2,721,536

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MISTRAS GROUP, INC.

Date: May 26, 2021	By:	/s/ Michael C. Keefe
		Name:	Michael C. Keefe
		Title:	Executive Vice President, General Counsel and Secretary

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